UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 12, 2004


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                             CONTACTS:  408-995-5115
                                    Media Relations: Katherine Potter, Ext. 1168
                                     Investor Relations: Rick Barraza, Ext. 1125


        Calpine Announces Pricing of CalGen Term Loans and Secured Notes

               Company to Realize Weighted Average Coupon of 7.5%

     (SAN JOSE, Calif.) /PR Newswire - FirstCall/ Mar. 12, 2004 -- Calpine Corporation [NYSE: CPN] today announced that its wholly owned subsidiary Calpine Generating Company, LLC (CalGen), formerly Calpine Construction Finance Company II, LLC (CCFC II), has priced its offering of secured institutional term loans and secured notes. Calpine will realize total proceeds from the offering in the amount of $2.405 billion, before transaction costs and fees. The offering, which is expected to close on March 23, 2004, will include:

     o $835 million in combination of non-recourse Super Priority Floating Rate Secured Institutional Term Loans and Notes Due 2009 priced at Libor plus 375 basis points, with a Libor floor of 125 basis points;

     o $740 million in combination of non-recourse Floating Rate Senior Secured Institutional Term Loans and Notes Due 2010 priced at Libor plus 575 basis points, with a Libor floor of 125 basis points;

     o $680 million of non-recourse Floating Rate Secured Notes Due 2011 priced at Libor plus 900 basis points, with a Libor floor of 125 basis points; and

     o $150 million of non-recourse Fixed Rate Secured Notes Due 2011 priced at 11.50%.

     The term loans and secured notes described above will in each case be secured, through a combination of direct and indirect stock pledges and asset liens, by CalGen's 14 power generating facilities and related assets located throughout the United States, and the lenders' recourse will be limited to such security. None of the indebtedness will be guaranteed by Calpine Corporation.

     Net proceeds from the offerings will be used to refinance amounts outstanding under the $2.5 billion CCFC II credit facility, which matures in November 2004, and to pay fees and transaction costs associated with the refinancing. Current outstanding indebtedness and letters of credit under the CCFC II credit facility total approximately $2.3 billion.

     The secured institutional term loans will be placed in the institutional term loan market. The secured notes will be offered in a private placement under Rule 144A, have not been registered under the Securities Act of 1933, and may not be offered in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy. Securities laws applicable to private placements under Rule 144A limit the extent of information that can be provided at this time.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  March 15, 2004